EXHIBIT 15(f)

                           CONSECO EQUITY SALES, INC.
                         11815 NORTH PENNSYLVANIA STREET
                              CARMEL, INDIANA 46032

                             SELLING GROUP AGREEMENT
                             -----------------------

Ladies and Gentlemen:

As Principal Underwriter and exclusive Sales Agent for each of the mutual funds of Conseco Fund Group (the "Company"), listed on Schedule A hereto and referred to collectively as the "Funds" or individually as the "Fund," we understand that you are a member of the National Association of Securities Dealers, Inc. (the "NASD"), and, on the basis of such understanding, invite you to become a member of the Selling Group to distribute the shares of the Funds on the following terms.

1. COMPLIANCE WITH APPLICABLE LAW: Reference is hereby specifically made to the Conduct Rules of the NASD (the "NASD Rules"), which are incorporated herein as if set forth in full. It is agreed that you will comply with all of the requirements of said Rules and all other rules or regulations that are now or may become applicable to you in connection with the offer or sale of shares of the funds, including federal securities laws and state securities ("blue sky") laws.

2. ORDERS: (a) An order for shares of any Fund received from you will be confirmed only at the appropriate offering price applicable to that order, as described in such Fund's then current Prospectus. The procedure relating to orders and the handling thereof will be subject to instructions released by us from time to time. Orders should be transmitted to our office at P.O. Box 8017, Boston, MA 02266-8017 or other offices authorized by us for this purpose. You or your customer may, however, mail a completed application with a check payable to the Fund directly to the Funds' transfer agent for transmission to the Funds' office at P.O. Box 8017, Boston, MA 02266-8017. All orders are subject to acceptance in Carmel, Indiana, and we as agent for the Funds reserve the right in our sole discretion to reject any order. The minimum initial investment for each Fund is set forth in its then current Prospectus.

         (b) You agree to offer and sell shares of the Funds only in those jurisdictions in which such offers and sales are lawful, and only in those jurisdictions in which you are licensed to offer and sell securities. We will advise you as to the jurisdictions in which we believe the shares of the Funds have been qualified for offer and sale.

3. SUPERVISION: You agree that you will have full and sole responsibility for the training and supervision of all persons, including your agents, employees, and/or other affiliated persons or organizations, who are engaged directly or indirectly in the offer or sale of shares of the Funds. You also agree that all such persons or organizations shall be subject to your control with respect to their activities in connection with the offer or sale of shares of the Funds.

4. SUITABILITY: You agree that you will have full and sole responsibility for compliance with all suitability requirements in connection with the sale or exchange of shares of the Funds, including the obtaining of pertinent

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information  from  prospective  purchasers,  and the  making of all  suitability determinations. You and your agents shall understand, and where appropriate, explain the features of the various classes of shares of the Funds, including, but not limited to, applicable sales charges and distribution fees pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

5. LICENSING: All persons under your supervision engaged in the offer or sale of shares of the Funds shall be licensed in accordance with applicable NASD Rules and state securities laws.

6. CONCESSIONS: (a) Any sales charges and dealers' concessions will be as set forth in the then current Prospectus of each Fund. We agree to pay your concession subject to the provisions of this Agreement and as set forth in the Funds' then current Prospectus on all purchases made by your customers pursuant to orders accepted by us (i) where an order for the purchase of shares of the Funds is obtained by your agent and remitted to us promptly by you, or (ii) where a subsequent investment is made to an account established by your agent.

         (b) Certain classes of shares of the Funds have adopted a distribution and service plan pursuant to Rule 12b-1 under the 1940 Act ("Distribution and Service Plan"), as described in the Funds' then current Prospectus. To the extent you provide distribution and marketing services in the promotion of the sale of the shares of these Funds, including furnishing services and assistance to your customers who invest in and own shares of such Funds, you will be entitled to receive compensation from us as set forth in the Funds' then current Prospectus. These fees will be prorated and paid quarterly after the first full year of investment, in an amount equal to an annual rate specified in the applicable Fund's then current Prospectus of the applicable Class's daily net assets held in accounts by customers for whom the Dealer is the holder or agent of record.

         (c)  Where  payment  is due  hereunder,  we agree to send  payment  for dealers' concessions and payments made in accordance with the Funds' Distribution and Service Plan to your address as it appears on our records. You must notify us of address changes and promptly negotiate such payments. Any such payments that remain outstanding for 12 months shall be void and the obligation represented thereby shall be extinguished.

7. EXPENSE REPORTS: You agree to provide us and the Company, at least quarterly, a written report of amounts expended by you in connection with the provision of sales support services hereunder and the purposes for which such expenditures were made. In addition, you will furnish us or the Company with such information as we may reasonably request (including, without limitation, periodic certifications confirming the provision to your customers of the services described herein), and will otherwise cooperate with us and the Company (including, without limitation, any auditors or legal counsel designated by us or the Company), in connection with the preparation of reports to the Company's Board of Trustees concerning this Agreement and the moneys paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

8. REMITTANCE: Remittance by you should be made by check or wire, payable to the appropriate Fund (not to us) and sent to the Company's transfer agent. Payments must be received promptly pursuant to Rule 2830(m) of the NASD Rules,


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otherwise the right is reserved,  without  notice,  to cancel the sale, in which event you will be held responsible for any loss to the Company, Fund, or to us, including the loss of profit resulting from your failure to make payment.

9. SELLING GROUP ACTIVITIES: (a) Shares of any Fund may be liquidated by sale thereof to such Fund or to us as Agent for such Fund at the applicable net asset value, determined in the manner described in such Fund's then current Prospectus and Statement of Additional Information.

         (b) In no event shall you withhold placing orders so as to profit from such withholding by a change in the net asset value from that used in determining the price to your customer, or otherwise. You shall make no purchases of Fund shares from the Funds except for the purpose of covering orders received by you and then such purchases must be made only at the applicable offering price (less your concession), provided, however, that the foregoing does not prevent the purchase of shares by you for your own bona fide investment. All sales to your customers shall be at the applicable offering prices determined in accordance with the Funds' then current Prospectus.

10. REFUND OF SALES CHARGE: If the shares of any Fund confirmed to you hereunder is repurchased by such Fund, or by us as Agent for such Fund, or is tendered for liquidation to such Fund, within seven (7) business days after such confirmation of your original order, then you shall forthwith repay to such Fund the full concession allowed to you on such sale and we shall forthwith repay to such Fund our share of the sales charge thereon. We shall notify you of such repurchase or redemption within ten (10) days from the day on which the redemption order is delivered to us or to such Fund.

11. REPRESENTATIONS: (a) No person is authorized to make any representation relating to the shares of any Fund, except those contained in its then current Prospectus and Statement of Additional Information which you agree to deliver to investors in accordance with applicable regulations and in such information as we may issue as supplemental information to such Prospectus and Statement of Additional Information. In ordering shares of any Fund you shall rely solely and conclusively on the representations contained in that Fund's then current Prospectus, Statement of Additional Information, and supplemental information, if any, additional copies of which are and will be available on request.

         (b) You agree not to furnish or cause to be furnished to any person, or display or publish any information or materials relating to any Fund (including, without limitation, promotional materials, sales literature, advertisements, press releases, announcements, posters, signs and other similar materials), except such information and materials as may be furnished to you by us or the Funds. All other materials must receive our written approval before distribution or display to the public. Use of all approved advertising and sales literature materials is restricted to appropriate distribution channels.

         (c) You agree that in connection with the offer and sale of shares of the Funds neither you nor persons under your supervision shall:



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                  (i)      employ any device, scheme, or artifice to defraud; or

                  (ii) make any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or

                  (iii) engage in any act, practice, or course of business which operates or would operates as a fraud or deceit upon any person.

         (d) In no transaction shall you have any authority whatever to act as agent for any Fund, or for us, or for any other distributor, and nothing in this Agreement shall constitute either of us the agent of the other, or shall constitute you or any Fund the agent of the other.

12. ASSIGNMENTS: This Agreement shall automatically terminate in the event of its assignment by you.

13. MODIFICATION AND TERMINATION: We reserve the right, in our discretion, with or without cause, and with such notice to you as we deem appropriate, to suspend sales, to withdraw any offering, to change the offering prices or to modify or cancel this Agreement (including the provision for Distribution and Service Plan payments described in Section 6). This agreement may be terminated by you at any time by giving thirty (30) days' written notice to us.

14. INDEMNIFICATION: You hereby agree to indemnify and hold harmless the Principal Underwriter, its officers and directors, employees, agents, parents, affiliates, and subsidiaries, and any person who is or may be deemed to be a controlling person of the Principal Underwriter, from and against any losses, claims, damages, liabilities or expenses (including reasonable fees of counsel), whether joint or several, to which any such person or entity may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon, any act or omission by you or persons under your supervision.

15. GOVERNING LAW: This Agreement shall be governed and construed in accordance with the laws of the State of Indiana, without giving effect to conflict of laws.

16. ARBITRATION: You acknowledge and agree that all disputes between the parties regarding the interpretation of terms or performance hereunder, or in any way relating to the offer or sale of Fund shares, shall be resolved through NASD arbitration, as required by applicable NASD rules.

17. HEADINGS: The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


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18.

19. NOTICES: Notices shall be addressed to each party as set forth below or to such other address as it may hereafter specify.


Principal Underwriter
and Selling Agent:                  CONSECO EQUITY SALES, INC.
                                    11815 North Pennsylvania Street
                                    Carmel, IN 46032

                                    Telephone:  (317) 817-
                                    Facsimile:   (317) 817-

The Company:                        CONSECO FUND GROUP, INC.
                                    11815 North Pennsylvania Street
                                    Carmel, IN 46032

                                    Telephone:  (317) 817-
                                    Facsimile:   (317) 817-

Dealer:





ACCEPTANCE OF TERMS: If the foregoing completely expresses the terms of the Agreement between us, please so signify by executing, in the space provided, the annexed duplicate of this Agreement and return it to us, retaining the original copy for your own files. This Agreement shall become effective upon the earliest of our receipt of a signed copy hereof or the first order placed by you for any of the Funds' shares after the date below, which order shall constitute acceptance of this Agreement. This Agreement shall supersede all prior Selling Group Agreements relating to the shares of any of the Funds. All amendments to this Agreement, including any changes made pursuant to Schedule A hereto, shall take effect as of the date of the first order placed by you for any of the Funds' shares after the date set forth in the notice of amendment sent to you by the undersigned.

                                                       Very truly yours,




                                                       Principal Underwriter



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Dealer's Acceptance:

                                           By:
                                              ----------------------------------
-------------------------------               Print name of Authorized Person(s)


Address:

-------------------------------

-------------------------------




Date:
     --------------------------



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                           CONSECO EQUITY SALES, INC.

                                   SCHEDULE A
                                     TO THE
                             SELLING GROUP AGREEMENT
                              RELATING TO SHARES OF
                               CONSECO FUND GROUP

                       MUTUAL FUNDS OF CONSECO FUND GROUP
                       ----------------------------------
                       SUBJECT TO SELLING GROUP AGREEMENT
                       ----------------------------------

                            Conseco Fixed Income Fund
                             Conseco High Yield Fund
                          Conseco Asset Allocation Fund
                               Conseco Equity Fund
                           Conseco International Fund
                                 Conseco 20 Fund
                       Conseco Convertible Securities Fund
                             Classes A, B, C, and Y